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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  JUNE 26, 2006
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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                                   PCTEL, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



    DELAWARE                    000-27115                       77-0364943
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(STATE OR OTHER                (COMMISSION                    (IRS EMPLOYER
JURISDICTION OF                FILE NUMBER)               IDENTIFICATION NUMBER)



               8725 W. HIGGINS ROAD, SUITE 400, CHICAGO, IL 60631
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (773) 243-3000
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 26, 2006, upon the recommendation of the Compensation Committee of the Board of Directors of PCTEL, Inc. (the "Company"), the Company's Board of Directors approved certain matters relating to the compensation of Dr. Martin H. Singer, the Chairman and Chief Executive Officer of the Company. A summary of the matters approved by the Board is provided below.

         Salary Increase and Bonus

         The Board approved an increase in the annual base salary of Dr. Singer from $350,000 to $400,000. This salary increase becomes effective on July 1, 2006.

         In addition, the Board approved a targeted incentive payable to Dr. Singer under the Company's Short Term Incentive Plan equal to 75% of Dr. Singer's salary. The material terms of the Short Term Incentive Plan for 2006 are set forth in the Company's Current Report on Form 8-K dated March 16, 2006. Overachievement of the performance goals for Dr. Singer under the plan could result in a maximum incentive equal to 100% of his salary.

         Stock Option Grant

         The Board also approved the grant of an option to Dr. Singer to purchase 132,000 shares of common stock of the Company under the Company's 1997 Stock Plan (as amended and restated on March 16, 2006) (the "Plan"). The effective date of this grant is the third trading day following the public release by the Company of its financial results for the second quarter ended June 30, 2006. The Company is currently scheduled to release its financial results on July 27, 2006.

         Subject to Dr. Singer's continuing employment with the Company, the stock option will become exercisable in equal monthly increments over a four-year period beginning July 1, 2006. The per share exercise price of the stock option will be the last sale price of the Company's common stock on the trading day preceding the effective grant date as reported by the Nasdaq Stock Market.

         Performance-Based Restricted Stock Grant

         In addition, the Board approved the grant of shares of performance-based restricted stock to Dr. Singer under the Plan. The Board has targeted a grant of 26,000 shares of restricted stock, with the actual number of shares that Dr. Singer will be entitled to receive to be based on the achievement of certain performance goals described below. The effective date of this grant is also the third trading day following the public release by the Company of its financial results for the second quarter ended June 30, 2006.

         The performance goals for the restricted stock grant consist of (i) targeted cumulative revenue of the Company and (ii) total shareholder return. The performance period for achieving these goals is the 18-month period beginning July 1, 2006 and ending December 31, 2007. These goals will be assessed in tandem at the end of fiscal 2007 and, depending on the level of achievement, the actual number of shares to be awarded to Dr. Singer may be increased or decreased from the targeted amount. The maximum number of restricted shares that may be awarded based on overachievement of the performance goals is 32,890. In addition, upon completion of the 18-month performance period, the shares awarded, if any, will be subject to an additional 18-month service period, such that the shares will not fully vest until June 30, 2009, subject to Dr. Singer's continued employment with the Company.



                                      -2-
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         Reduced Severance Payment

         Finally, the Board approved an amendment requested by Dr. Singer to his employment agreement with the Company. The approved amendment decreases the period of continued salary payments to Dr. Singer of his base salary from 24 months to 12 months. Dr. Singer would be entitled to this salary continuation in the event of his involuntary or constructive termination of employment during the term of his agreement. Dr. Singer's employment agreement will be amended to reflect this reduced benefit, and will be filed in a separate report when so amended.

         Dr. Singer's request for this reduction in severance payments is consistent with his interest in establishing parity of compensation benefits among the executive officers and key managers of the Company.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, PCTEL, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2006

                                            PCTEL, INC.


                                            By: /s/ John W. Schoen
                                               ---------------------------------
                                                John W. Schoen,
                                                Chief Financial Officer